GREENLIGHT RE ANNOUNCES
THIRD QUARTER 2013 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands - October 30, 2013 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the third quarter ended September 30, 2013. Greenlight Re reported net income of $56.5 million for the third quarter of 2013 compared to net income of $46.1 million for the same period in 2012. Fully diluted net income per share was $1.50 compared to net income per share of $1.23 for the same period in 2012.

Fully diluted adjusted book value per share was $25.70 as of September 30, 2013, a 9.0% increase from $23.57 per share as of September 30, 2012.

“We are pleased with the positive results from both our underwriting and investing operations during the quarter,” said Bart Hedges, Chief Executive Officer of Greenlight Re. “Our underwriting portfolio continues to grow in sectors of the market which we find attractive; while the overall reinsurance market remains highly competitive, we are finding segments which we believe have favorable risk adjusted returns."

Financial and operating highlights for Greenlight Re for the third quarter ended September 30, 2013 include:

•
Gross written premiums in the third quarter of 2013 were $148.8 million, compared to $67.6 million in the third quarter of 2012; net earned premiums were $163.9 million, an increase from $116.6 million reported in the prior-year period.

•	Underwriting income of $16.0 million was reported for the third quarter of 2013, compared to an underwriting loss of $43.9 million for the third quarter of 2012.

•	The combined ratio for the nine months ended September 30, 2013 was 96.8% compared to 114.4% for the nine months ended September 30, 2012.

•
A net investment gain of 4.0% on Greenlight Re's investment portfolio managed by DME Advisors, LP was reported for the third quarter 2013 compared to a net investment gain of 8.8% in the third quarter of 2012. For the nine months ended September 30, 2013, net investment income was $134.8 million, representing a gain of 12.2%, compared to net investment income of $131.2 million during the comparable period in 2012 when Greenlight Re reported a 12.1% gain.

“During the quarter our long positions dramatically outperformed the market resulting in an adequate return for our investment portfolio,” stated David Einhorn, Chairman of the Board of Directors. “I am pleased with the results of our underwriting portfolio as we continue to focus on providing attractive reinsurance solutions to our clients.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the third quarter of 2013 on Thursday, October 31, 2013 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. Third Quarter 2013 Earnings Call.

To participate, please dial in to the conference call at:

U.S. toll free             1-888-317-6016
International            1-412-317-6016

The conference call can also be accessed via webcast at:

http://services.choruscall.com/links/glre131031.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on October 31, 2013 until 9:00 a.m. Eastern time on November 8, 2013.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10034312. An audio file of the call will also be available on the Company's website, www.greenlightre.ky .

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Regulation G
Fully diluted adjusted book value per share is a non-GAAP measure and represents basic adjusted book value per share combined with the impact from dilution of share based compensation including in-the-money stock options and RSUs as of any period end. Book value is adjusted by subtracting the amount of the non-controlling interest in joint venture from total shareholders' equity to calculate adjusted book value. We believe that long term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance. In addition, fully diluted adjusted book value per share may be of benefit to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the reinsurance industry.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re's assets are managed according to a value-oriented equity-focused strategy that complements the Company's business goal of long-term growth in book value per share.

Contact:
Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Media:
Brian Ruby
ICR
(203) 682-8268
Brian.ruby@icrinc.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2013 and December 31, 2012
(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2013	December 31, 2012
	(unaudited)	(audited)
Assets
Investments
Debt instruments, trading, at fair value	$12,499	$1,763
Equity securities, trading, at fair value	1,030,207	1,042,715
Other investments, at fair value	107,246	133,450
Total investments	1,149,952	1,177,928
Cash and cash equivalents	83,683	21,890
Restricted cash and cash equivalents	1,316,584	1,206,837
Financial contracts receivable, at fair value	85,555	22,744
Reinsurance balances receivable	195,064	173,221
Loss and loss adjustment expenses recoverable	17,996	34,451
Deferred acquisition costs, net	62,083	59,177
Unearned premiums ceded	3,143	3,616
Notes receivable	15,784	19,330
Other assets	4,048	3,559
Total assets	$2,933,892	$2,722,753
Liabilities and equity
Liabilities
Securities sold, not yet purchased, at fair value	$1,065,072	$908,368
Financial contracts payable, at fair value	17,962	19,637
Due to prime brokers	239,074	326,488
Loss and loss adjustment expense reserves	325,652	356,470
Unearned premium reserves	191,310	188,185
Reinsurance balances payable	38,922	35,292
Funds withheld	9,469	17,415
Other liabilities	12,018	10,488
Performance compensation payable to related party	33,818	—
Total liabilities	1,933,297	1,862,343
Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 30,622,458 (2012: 30,447,179): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,949 (2012: 6,254,949))	3,688	3,670
Additional paid-in capital	495,610	492,469
Retained earnings	467,338	325,569
Shareholders’ equity attributable to shareholders	966,636	821,708
Non-controlling interest in joint venture	33,959	38,702
Total equity	1,000,595	860,410
Total liabilities and equity	$2,933,892	$2,722,753

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the three and nine months ended September 30, 2013 and 2012
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended September 30		Nine months ended September 30
	2013	2012	2013	2012
Revenues
Gross premiums written	$148,765	$67,644	$410,927	$303,850
Gross premiums ceded	(2,389)	30,637	(925)	24,244
Net premiums written	146,376	98,281	410,002	328,094
Change in net unearned premium reserves	17,515	18,276	(3,640)	20,065
Net premiums earned	163,891	116,557	406,362	348,159
Net investment income	49,448	96,450	134,834	131,161
Other income (expense), net	(1)	191	(100)	(256)
Total revenues	213,338	213,198	541,096	479,064
Expenses
Loss and loss adjustment expenses incurred, net	94,366	126,624	238,989	277,268
Acquisition costs, net	53,521	33,820	137,753	107,751
General and administrative expenses	7,085	4,637	16,788	13,619
Total expenses	154,972	165,081	393,530	398,638
Income before income tax expense	58,366	48,117	147,566	80,426
Income tax expense	(90)	(645)	(540)	(707)
Net income including non-controlling interest	58,276	47,472	147,026	79,719
Income attributable to non-controlling interest in joint venture	(1,740)	(1,335)	(5,257)	(4,518)
Net income	$56,536	$46,137	$141,769	$75,201
Earnings per share
Basic	$1.53	$1.26	$3.85	$2.05
Diluted	$1.50	$1.23	$3.78	$2.01
Weighted average number of ordinary shares used in the determination of earnings per share
Basic	36,875,716	36,678,653	36,820,199	36,630,136
Diluted	37,645,053	37,402,725	37,541,623	37,360,049

The following table provides the ratios for the nine months ended September 30, 2013 and 2012:

	Nine months ended September 30			Nine months ended September 30
		2013			2012
	Frequency	Severity	Total	Frequency	Severity	Total

Loss ratio	63.0%	(61.3)%	58.8%	80.8%	52.5%	79.6%
Acquisition cost ratio	34.5%	17.9%	33.9%	31.6%	16.4%	30.9%
Composite ratio	97.5%	(43.4)%	92.7%	112.4%	68.9%	110.5%
Internal expense ratio			3.5%			2.8%
Corporate expense ratio			0.6%			1.1%
Combined ratio			96.8%			114.4%